EXHIBIT 10.11

                                OPTION AGREEMENT

         This AGREEMENT, dated as of April 7, 2004 (this "AGREEMENT"), is entered into by and among Terry L. Myhre, an individual resident of the State of Minnesota ("GRANTEE"), the William S. Sadler Estate (the "Estate"), and Minnesota River Aviation, Inc., a Minnesota corporation ("MRAI," and together with the Estate, the "GRANTORS").

         WHEREAS, the Estate and MRAI are holders of 574,159 and 704,800 shares of common stock, par value $0.05 per share (the "COMMON STOCK"), of Dotronix, Inc., a Minnesota corporation (the "COMPANY"), respectively.

         WHEREAS, the Grantors have agreed to grant to Grantee an option to purchase shares of Common Stock, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
STOCK OPTION

         Section 1.01. GRANT OF STOCK OPTION. The Grantors hereby grant Grantee an irrevocable option (collectively, the "OPTION") to purchase, in the aggregate, up to 1,000,000 shares of Common Stock (as the same may be adjusted from time to time pursuant to Section 1.05, the "OPTIONED SHARES") at a purchase price of $0.05 per Optioned Share (the "PURCHASE PRICE"), subject to the terms and conditions provided herein.

         Section 1.02. EXERCISE OF OPTION. (a) Subject to the conditions below and as set forth in 1.03 hereof, Grantee may exercise the Option, in whole or in part, at any time or from time to time on any business day after the date hereof and prior to 5:00 p.m., Minneapolis time, on November 5, 2010 (the "EXPIRATION DATE"). If Grantee wishes to exercise the Option for all or some of the Optioned Shares, Grantee shall send a written notice (the "EXERCISE NOTICE") to the Grantors specifying the total number of Optioned Shares that Grantee wishes to purchase pursuant to such exercise and the place (which shall be within the State of Minnesota), the date of purchase (which shall be not less than one nor more than 20 business days after the date of the Exercise Notice, and no later than the Expiration Date), and the time for the closing of such purchase. Each closing of a purchase of Optioned Shares (a "CLOSING") shall take place at the place, on the date (the "CLOSING DATE") and at the time designated by Grantee in the Exercise Notice; PROVIDED, HOWEVER, that if, at any Closing Date, the conditions set forth in Section 1.04 shall not have been satisfied (or waived by the Grantors), Grantee may postpone the Closing until a date within five business days after such conditions are satisfied (but no later than the Expiration Date).

         (b) The number of Optioned Shares that Grantee wishes to purchase pursuant to each Exercise Notice shall be allocated between the Grantors based upon mutual agreement of the Grantors. If the Grantors cannot mutually agree upon such allocation prior to a given Closing, the Optioned Shares with respect to such Closing shall be allocated first to the Estate and then to MRAI; PROVIDED, HOWEVER, that in no event shall more than an aggregate of 574,159 shares of Common Stock be allocated to the Estate. The obligations of each Grantor pursuant to this Agreement are several and not joint.

         (c) Grantee shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Optioned Shares hereunder; PROVIDED, HOWEVER, that once Grantee has delivered to the Grantors an Exercise Notice, subject to the terms and conditions of this Agreement, Grantee shall be bound to effect the purchase as described in such Exercise Notice.

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         (d) The Purchase Price for the Optioned Shares to be purchased upon any exercise of the Option shall be payable, at Grantee's option, in cash or a cashier's check.

         Section 1.03. CLOSING. At each Closing, (a) each Grantor shall deliver to Grantee a certificate or certificates representing the Optioned Shares to be purchased from such Grantor at such Closing (in the amount as provided in in Section 1.02(b) hereof), in each case duly endorsed or accompanied by stock powers duly executed in blank and (b) Grantee shall deliver to Grantors the Purchase Price for such Optioned Shares.

         Section 1.04. CONDITIONS TO GRANTORS' OBLIGATIONS. The obligation of Grantors to sell Optioned Shares at any Closing is subject to the following conditions:

         (a) The representations and warranties of Grantee contained in Article 3 shall be true and correct at and as of the Closing Date as if made at and as of such date, and the Grantors shall have received a certificate signed by Grantee to the foregoing effect; and

         (b) There shall be no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining the purchase and sale of such Optioned Shares at the Closing.

         Section 1.05. ADJUSTMENT UPON CHANGE IN CAPITAL STOCK. In the event of any change in the Company's capital stock by reason of any stock dividend, stock split, reverse stock split, stock combination, recapitalization, reclassification, exchange of securities, or extraordinary or liquidating dividend or distribution, or in the event of any merger, reorganization, or consolidation to which the Company is a party but is not the surviving entity, then the number and kind of shares or securities subject to the Option and the Purchase Price (but not the total purchase price for all Optioned Shares) shall be appropriately and equitably adjusted so that Grantee shall receive, upon exercise of the Option, and payment of the same total purchase price, the number and class of shares or other securities or property that Grantee would have received in respect of the Optioned Shares purchasable upon exercise of the Option if the Option had been exercised immediately prior to such event.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF GRANTORS

         Each Grantor severally represents and warrants to Grantee that:

         Section 2.01. POWER AND AUTHORITY; BINDING EFFECT. Such Grantor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by such Grantor of this Agreement and the consummation by such Grantor of the transactions contemplated hereby (i) have been duly authorized by such Grantor and no other action on the part of such Grantor is necessary to authorize the execution, delivery, or performance by such Grantor of this Agreement and the consummation by such Grantor of the transactions contemplated hereby and (ii) require no action by or in respect of, or filing with, any governmental body, agency, or official. This Agreement has been duly executed and delivered by such Grantor and is a valid and binding agreement of such Grantor, enforceable against it in accordance with its terms, except as


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enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights generally.

         Section 2.02. VALID TITLE. Such Grantor is the sole beneficial owner of the Optioned Shares allocated to such Grantor with no restrictions on the Grantor's rights of disposition pertaining thereto. At each Closing, such Grantor will convey good title to the Optioned Shares being purchased free and clear of any and all claims, liens, charges, encumbrances, and security interests.

         Section 2.03. EXCEPTION TO REPRESENTATIONS AND WARRANTIES. Notwithstanding anything to the contrary contained elsewhere in this Agreement, neither Grantor makes any representation or warranty as to whether the grant or the exercise of the Option requires approval by the board of directors or the shareholders of the Company pursuant to Minnesota Statutes, Section 302A.671, or as to whether any such approval has been obtained.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GRANTEE

         Grantee represents and warrants to each of the Grantors:

         SECTION 3.01. POWER AND AUTHORITY. Grantee has all requisite power and authority to enter into this Agreement and to perform Grantee's obligations hereunder. The execution, delivery, and performance by Grantee of this Agreement, including the exercise of the Option and purchase of the Optioned Shares hereunder, (i) have been duly authorized by Grantee and no other action on the part of Grantee is necessary to authorize the execution, delivery, or performance by Grantee of this Agreement and the consummation by Grantee of the transactions contemplated hereby and (ii) require no action by or in respect of, or filing with, any governmental body, agency, or official. This Agreement has been duly executed and delivered by Grantee and is a valid and binding agreement of Grantee, enforceable against Grantee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights generally.

         SECTION 3.02. INVESTMENT REPRESENTATIONS.

         (a) Concurrently with the execution and delivery of this Agreement, Grantee is entering into certain separate transactions directly with the Company. In connection with those transactions, Grantee has requested and received from the Company such information concerning the Company as he has deemed necessary or appropriate for the purpose of entering into such transactions and for the purpose of entering into this Agreement. Grantee represents and warrants that he is not relying on any statements or representations made by either Grantor, other than those set forth in Article 2 above, in entering into this Agreement. Grantee represents and warrants that he is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

         (b) Grantee understands and acknowledges that neither Grantor is making any representation or warranty to Grantee concerning whether the Grantors might be deemed "affiliates" of the Company for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or whether Grantor, upon the execution and delivery of this Agreement or upon his exercise of the Option granted hereunder, might be deemed such an "affiliate." Grantor further understands and acknowledges that neither the Option nor the Optioned Shares have been registered under the Securities Act or any state securities laws,


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and that neither the Option nor the Optioned Shares may be transferred by
Grantee except pursuant to an available exemption from the registration requirements of the Securities Act and such state securities laws or pursuant to such registration. Grantee agrees that he shall not transfer the Option or any Optioned Shares except pursuant to such an exemption or registration, and shall not transfer the Option except pursuant to Section 4.05 hereof.

ARTICLE 4
MISCELLANEOUS

         Section 4.01. EXPENSES. Each party hereto agrees to pay the out-of-pocket expenses incurred by such party in connection with the transactions contemplated hereby.

         Section 4.02. FURTHER ASSURANCES. Grantee and the Grantors will each execute and deliver or cause to be executed and delivered all further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

         Section 4.03. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified, or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions (including, but not limited to, Federal Express, DHL or UPS), at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            To Grantee:                 Terry L. Myhre
                                        9691 101st Street North
                                        Stillwater, MN  55082

            With a copy to;             Robert W. Junghans
                                        2 Skillman Lane
                                        North Oaks, MN 55127

            To Grantors:                Minnesota River Aviation, Inc.
                                        1370 West Ryan Avenue
                                        Roseville, MN 55113

                                        William S. Sadler Estate
                                        1370 West Ryan Avenue
                                        Roseville, MN 55113

         Section 4.04. AMENDMENTS AND WAIVERS. This Agreement may not be modified, amended, altered, or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective.

         Section 4.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party may assign, delegate, or otherwise transfer any


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of its rights or obligations under this Agreement without the consent of the other parties hereto; AND, PROVIDED, FURTHER, that the Estate may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement pursuant to the Will of William S. Sadler, Deceased, without the consent of the other parties hereto, PROVIDED, THAT the transferee of such rights or obligations signs an agreement to be bound and abide by the terms of this Agreement and that Grantee is notified of the name and address of the transferee.

         Section 4.06. GOVERNING LAW. This Agreement shall construed in accordance with and governed by the law of the State of Minnesota without giving effect to the principles of conflicts of laws thereof.

         Section 4.07. JURISDICTION. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought exclusively in the courts of the State of Minnesota or of the United States of America for the District of Minnesota, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties at their addresses referred to in Section
4.03. The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforementioned courts and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 4.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as of the date hereof when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 4.10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday within the State of Minnesota, then such action may be taken or such right may be exercised on the next succeeding weekday not a legal holiday.

         Section 4.11. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and the balance shall be enforceable in accordance with its terms.

         Section 4.12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

         [Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                        GRANTEE:


                                        /s/ Terry L. Myhre
                                        Terry L. Myhre


                                        GRANTORS:

                                        MINNESOTA RIVER AVIATION INC., a
                                        Minnesota corporation

                                        By /s/ Dorothy E. Sadler
                                        Dorothy E. Sadler, Vice President


                                        WILLIAM S. SADLER ESTATE

                                        By /s/ Dorothy E. Sadler
                                        Dorothy E.Sadler,
                                        Personal Representative

                                        By /s/ Jill D. Sadler
                                        Jill D. Sadler, Personal Representative

                                        By /s/ Kurt T. Sadler
                                        Kurt T. Sadler,
                                        Personal Representative













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